Exhibit 3.1

INTERDYNE COMPANY

CERTIFICATE OF DETERMINATION PURSUANT TO

SECTION 401 OF THE GENERAL CORPORATION LAW

OF THE STATE OF CALIFORNIA

Series B Preferred Stock.

          We, John R. Morrison and William M. Ballon, being, respectively, the President and the Secretary of Interdyne Company, a corporation organized and existing under the General Corporation Law of the State of California (the “Corporation”), do hereby certify that:

          FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by the provisions of its Articles of Incorporation, the Board of Directors has duly adopted the following resolutions:

          RESOLVED: That this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation of the Corporation, hereby authorizes the issue of a series of Preferred Stock of the Corporation and hereby fixes the rights, preferences, privileges and restrictions thereof to the extent permitted by applicable law, in addition to those set forth in the Articles of Incorporation of the Corporation, as follows:

          1.   Designation of Series. 320,000 shares of the Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as “Series B Preferred Stock” (hereinafter sometimes called “this series” or “Series B Preferred”). All shares of this series shall be identical with each other in all respects.

          2.   Dividends. The holders of shares of Series B Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on Common Shares (payable other than in Common Shares) or on shares of Series A Preferred Stock (the “Series A Preferred”) at the rate of $2.25 per annum on each outstanding share of Series B Preferred, whenever funds are legally available therefor, payable quarterly on March 31, June 30, September 30, and December 31 of each year. Such dividends shall accrue on each such share from the respective dates of issuance of each share and shall accrue from day to day. Such dividends, whether or not declared, shall be cumulative so that if such dividends with respect to any previous quarterly period and the current quarterly period at the rate provided herein shall not have been paid on, or declared and set apart for payment on, shares of Series B Preferred at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for payment on, such shares whenever funds are legally available therefor and before any distribution shall be paid on, or declared and set apart for payment on, Common Shares or shares of Series A Preferred. Distribution shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Shares, or the purchase or redemption of shares of the Corporation (other than redemptions pursuant to paragraph 3 hereof or repurchases of Common Shares held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase).

          In the event that the Corporation shall have cumulative accrued and unpaid dividends outstanding immediately prior to, and in the event of, a conversion of the Series B Preferred (as provided in paragraph 7 hereof), the Corporation shall pay in cash to holder(s) of such Series B Preferred, subject to conversion, the full amount of any such dividends.

          3.   Redemption. All shares of this series may be redeemed as a whole on the terms and conditions hereinafter set forth, at the option of the Corporation expressed by resolution of the Board of Directors, at the redemption price per share of $25, plus an amount equal to all accrued and unpaid dividends thereon, at any time on or  after April 1, 1989, or after April 1, 1988 should the mean between the closing bid and asked prices of the Company’s Common Stock (as reported by the National Association of Securities Dealers Automated Quotation System, or any successor quotation system) exceed $7.00 per share for any period of 30 consecutive calender days after April 1, 1988. At least thirty (30) days’ previous notice by mail, postage prepaid, shall be given to the holders of record of the shares of this series to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of the Corporation. On or after the date fixed for redemption and stated in such notice, each holder of shares of this series called for redemption shall surrender his certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any shares of this series so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall cease forthwith after the date fixed for redemption, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

          4.     Liquidation. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of this series shall be entitled to receive $25 per share plus any accrued and unpaid dividends thereon through the date of payment before any payment shall be made to the holders of the Corporation’s Common Shares. In the event the assets of the Corporation available for distribution to the holders of this series upon any liquidation, dissolution, or winding up of the Corporation shall be insufficient to pay in full the amounts to which the holders of this series and the holders of the Series A Preferred shall be entitled, such assets shall be distributed on account of each such series in proportion to the total liquidation preference of each such series, and then pro rata within each such series according to the number of shares of such series owned by each holder thereof.

          The fair value of the assets or property to be distributed in such event shall be determined by the Board of Directors of the Corporation, in good faith.

          For purposes of this paragraph 4, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, the Corporation’s sale of all or substantially all of its assets or the acquisition of the Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

          As authorized by Section 402.5(c) of the General Corporation Law, Sections 502 and 503 of the General Corporation Law shall not apply with respect to distributions made by the Corporation in connection with the repurchase of shares issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

          5.   Certain Prohibitions. So long as any shares of this series are outstanding the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of this series at the time outstanding, voting as a separate class (i) issue any shares of Preferred Stock ranking on a parity with this series, (ii) issue any shares of Preferred Stock ranking prior to this series, or (iii) amend, alter, or repeal any of the provisions hereof or of the Articles of Incorporation so as to adversely affect the preferences, rights, or powers of this series.

          6.   Definitions. For the purpose hereof:

              (a)     The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary;

              (b)     Any series or class of stock of the Corporation shall be deemed to rank:

                    (i)     prior to this series or the Preferred Stock, as the case may be, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of this series or the Preferred Stock, as the case may be;

                    (ii)     on a parity with this series or the Preferred Stock, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of this series or the Preferred Stock, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such series or class and the holders of this series or the Preferred Stock; and

                    (iii)     junior to this series or the Preferred Stock, as the case may be, if the rights of the holders of such series or class shall be subject or subordinate to the rights of the holders of this series or the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up.

          7.    Conversion. The shares of this series shall be convertible, at the option of the holders thereof, at any time at the offices of the Corporation, into fully paid and non-assessable shares (calculated to the nearest whole share) of Common Stock of the Corporation (“Common Stock”) at the rate of five (5) shares of Common Stock for each share of this series. The rate at which shares of Common Stock shall be delivered in exchange for shares of this series upon conversion thereof is hereinafter referred to as the “conversion rate” for the shares of this series.

          Before any holder of shares of this series shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such to the Corporation at the office appointed as aforesaid, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation that the holder elects to convert such shares, and the name or names of the nominee or nominees in which he wishes the certificate or certificates for Common Stock to be issued.

          The Corporation will, as soon as practicable after such surrender of certificates for shares of this series accompanied by written notice and the statement above prescribed, issue and deliver to the persons for whose account such shares of this series so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of this series to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such shares shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of shares of this series shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of shares of this series for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares were surrendered, and at the conversion rate in effect at the date of such surrender.

          The conversion rate for the shares of this series shall be subject to adjustment from time to time as follows:

          (a)     If the Corporation shall at any time pay a dividend on its outstanding shares of Common Stock in Common Stock, subdivide its outstanding shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that each share of this series shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of this series would be entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (a) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

          (b)     In case of any capital reorganization or any reclassification of the capital stock of the Corporation, or in case of the consolidation or merger of the Corporation with another corporation, or in the case of any sale or conveyance of all or substantially all of the property of the Corporation, each share of this series shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth with respect to rights and interests thereafter of the holders of the shares of this series to the end that the provisions set forth herein (including the specified changes in and other adjustments to the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the shares of this series.

          Whenever the conversion rate is adjusted as herein provided, the Corporation will forthwith cause a notice stating the adjustment and the conversion rate, as adjusted and showing in detail the facts requiring such adjustment, to be mailed to the respective holders of shares of this series. Each adjustment of the conversion rate shall be rounded to the nearest four decimal places. Upon conversion, the Corporation shall make no adjustment to the conversion rate on account of dividends accrued or in arrears on the shares of this series surrendered for conversion.

          The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the shares of this series, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of this series from time to time outstanding. The Corporation shall from time to time, in accordance with the General Corporation Law of the State of California, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding shares of this series.

          No fraction of a share of Common Stock shall be issued upon conversion, but in lieu thereof the Corporation will pay therefor in cash based on the then current market value of any fractional interest.

          The Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of this series pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of this series so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          8.    Voting Rights. Unless otherwise required by the provisions of any applicable law, or by the Articles of Incorporation of the Corporation as from time to time amended, each holder of record of shares of this series shall be entitled to such number of votes per share of this series as such holder would be entitled to exercise if such shares of this series had been converted, taking into account such adjustments, if any, as shall be required by paragraph 7 hereof, into shares of Common Stock immediately prior to the record date for the determination of shareholders entitled to vote on each matter on which the holders of record of the Common Stock of the Company shall be entitled to vote, voting together with the holders of record of the Common Stock and any other series of Preferred Stock entitled to vote with the Common Stock, and not by classes, and each such record holder of shares of this series shall be entitled to notice of any such meeting of shareholders.

          SECOND:     None of the shares of Series B Preferred Stock have been issued.

          THIRD:     The number of shares of Series A Preferred outstanding is 895,000. The resolution set forth herein has been approved by the required vote of the Series A Preferred. The percentage vote required is more than 50%.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

          Dates:  March 27, 1986

John R. Morrison, President

William M. Ballon, Secretary

RESTATED

ARTICLES OF INCORPORATION

OF

INTERDYNE COMPANY

  John Sullivan and John B. Goodrich certify that:

          1.     They are the vice president and assistant secretary, respectively, of Interdyne Company, California corporation.

          2.     The Articles of Incorporation of this corporation are restated to read in full as follows:

“ I

          The name of the corporation shall be Interdyne Company.

II

          The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

          No shares of stock of this Corporation now or hereafter issued shall be entitled to any pre-emptive or preferential rights to purchase or subscribe for shares.

IV

(A)     This corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, Preferred Stock and Common Shares; the total number of shares of capital stock which the corporation shall have authority to issue is 23,000,000; the total number of shares of Preferred Stock shall be 2,000,000, and each such share shall have no par value; the total number of shares of Common Shares shall be 21,000,000, and each such share shall have a par value of $0.25.

(B)     Shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of this corporation is hereby authorized to determine or alter the rights, preferences, privileges, and restrictions of any wholly unissued series of any class of shares of Preferred Stock to the extent permitted by applicable law, to fix the number of shares and designations constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

(C)     Common Shares may be issued from time to time in one or more series. The first series of Common Shares shall be designated Common Stock and shall consist of 20,000,000 shares. The second series of Common Shares shall be designated Series B Common Stock and shall consist of 1,000,000 shares. Subject to the limitations of these Articles of Incorporation, the board of directors of this corporation is hereby authorized to determine or alter the rights, preferences, privileges, and restrictions of the Series B Common Stock to the extent permitted by applicable law.

V

Designation of Series A Preferred Stock. 1,000,000 shares of the Preferred Stock of the corporation shall constitute a series of Preferred Stock designated as “Series A Preferred Stock” (hereinafter sometimes called in this Article V “this series”). All shares of this series shall be identical with each other in all respects.

                         (i)    Dividends. In the event a dividend with respect to the Common Stock of the corporation is declared by the board of directors, dividends in an amount per share of this series equal to the amount declared with respect to the Common Stock into which a share of this series is then convertible shall be payable with respect to each share of this series, payable on the same payment date to holders of record on the same record date as applicable to the dividend on the Common Stock.

                         (ii)    Redemption. All shares of this series may be redeemed as a whole on the terms and conditions hereinafter set forth at any time on and after June 30, 1986, at the option of the corporation expressed by resolution of the board of directors, at the redemption price per share of $2.24, plus an amount equal to all accrued and unpaid dividends thereon. All shares of this series may also be redeemed as a whole on the terms and conditions hereinafter set forth at any time prior to June 30, 1986, at the option of the corporation expressed by resolution of the board of directors, at the redemption price per share of $2.24, plus an amount equal to all accrued and unpaid dividends thereon, in the event that the corporation (i) completes a public offering of its equity securities, or (ii) is acquired through merger, consolidation, or acquisition of substantially all of its assets or capital stock. At least thirty (30) days’ previous notice by mail, postage prepaid, shall be given to the holders of record of the shares of this series to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of this corporation. On or after the date fixed for redemption and stated in such notice, each holder of shares of this series called for redemption shall surrender his certificate evidencing such shares to this corporation at the place designated in such notice, and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given, and, if on the date fixed for redemption, funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any shares of this series so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall forthwith after the date fixed for redemption cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

                         (iii)   Liquidation. Upon any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of shares of this series shall be entitled to receive $2.24 per share, plus any accrued and unpaid dividends thereon through the date of payment before any payment shall be made to the holders of any shares of the corporation ranking junior to this series. In the event the assets of the corporation available for distribution to the holders of this series upon any liquidation, dissolution, or winding up of the corporation shall be insufficient to pay in full the amounts to which the holders of this series shall be entitled, no distribution shall be made on account of any shares of any other class or series of stock ranking on a parity with this series unless proportionate amounts shall be paid on account of this series, ratably, in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution, or winding up.

                         (iv)   Certain Prohibitions. So long as any shares of this series are outstanding, the corporation will not, without the affirmative vote or consent of the holders of at least a majority of this series at the time outstanding, voting as a separate class, (i) issue any shares of Preferred Stock ranking on a parity with this series, (ii) issue any shares of Preferred Stock ranking prior to this series, or (iii) amend, alter, or repeal any of the provisions hereof or of these Articles of Incorporation so as adversely to affect the preferences, rights, or powers of this series.

                  (v)     Definitions. For the purpose hereof:

                                   (a)     The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shares held by the corporation or a subsidiary;

                                   (b)     The amount of dividends “accrued” on any share of Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends declared thereon, to and including such dividend date; and

                                   (c)     Any series or class of stock of the corporation shall be deemed to rank:

                                         (i)     prior to this series or the Preferred Stock, as the case may be, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up, in preference or priority to the holders of this series or the Preferred Stock, as the case may be;

                                         (ii)     on a parity with this series or the Preferred Stock, as the case may be, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of this series or the Preferred Stock, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such series or class and the holders of this series or the Preferred Stock; and

                                         (iii)        junior to this series or the Preferred Stock, as the case may be, if the rights of the holders of such series or class shall be subject or subordinate to the rights of the holders of this series or the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up.

                        (vi)     Conversion. The shares of this series shall be convertible, at the option of the holders thereof, at any time at the offices of the corporation, as the board of directors of the corporation may determine from time to time, into fully paid and non-assessable shares (calculated to the nearest whole share) of Common Stock of the corporation (“Common Stock”) at the rate of one share of Common Stock for each share of this series. The rate at which shares of Common Stock shall be delivered in exchange for  shares of this series upon conversion thereof is hereinafter referred to as the “conversion rate” for the shares of this series. The conversion rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the conversion rate then in effect shall be changed by 1% or more, but any adjustment of less than 1% that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to 1% or more; provided that such adjustment shall be made in all events (regardless of whether or not the amount thereof, or cumulative amount thereof, amounts to 1% or more) upon the happening of one or more of the events specified in either subparagraph (a) or subparagraph (b) of this subsection (vi). Each adjustment of the conversion rate shall be rounded to the nearest four decimal places. Upon conversion, the corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the shares of this series surrendered for conversion.

                    Before any holder of shares of this series shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such to the corporation at the office appointed as aforesaid, which certificate or certificates, if the corporation shall so request, shall be duly endorsed to the corporation or in blank, or accompanied by proper instruments of transfer to the corporation or in blank, and he shall give written notice to this corporation that he elects so to convert such shares, and the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

                    The corporation will, as soon as practicable after such surrender of certificates for shares of this series accompanied by written notice and the statement above prescribed, issue and deliver to the person for whose account such shares of this series so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of this series to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such shares shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The corporation shall not be required to convert, and no surrender of shares of this series shall be effective for that purpose, while the stock transfer books of the corporation are closed for any purpose; but the surrender of shares of this series for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares were surrendered, and at the conversion rate in effect at the date of such surrender.

                    The conversion rate for the shares of this series shall be subject to adjustment from time to time as follows:

                                    (a)     If the corporation shall at any time pay a dividend on its outstanding shares of Common Stock in Common Stock, subdivide its outstanding shares of Common Stock, or combine the outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that each share of this series shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of this series would be entitled to receive after the happening of any of the events described above, had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (a) shall become effective retroactively to the record date in the case of a dividend, and shall become effective on the effective date in the case of a subdivision or combination.

                                    (b)     In case of any capital reorganization or any reclassification of the capital stock of the corporation, or in case of the consolidation or merger of the corporation with another corporation, or in the case of any sale or conveyance of all or substantially all of the property of the corporation, each share of this series shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, or conveyance; and, in any case, appropriate adjustment (as determined by the board of directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder of the shares of this series to the end that the provisions set forth herein (including the specified changes in and other adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the shares of this series.

                                    (c)     The corporation may make such increases in the conversion rate, so as to increase the number of shares of Common Stock into which the shares of this series may be converted, in addition to those required by subparagraphs (a) and (b) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                                    (d)     Whenever the conversion rate is adjusted as herein provided, the corporation will forthwith cause a notice, stating the adjustment and the conversion rate as adjusted and showing in detail the facts requiring such adjustment, to be mailed to the respective holders of shares of this series.

                    The corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the shares of this series, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of this series from time to time outstanding. The corporation shall from time to time, in accordance with the General Corporation Law of the State of California, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding shares of this series.

                    No fraction of a share of Common Stock shall be issued upon conversion, but, in lieu thereof, the corporation will pay therefor in cash based on the market value of the Common Stock as determined by the board of directors of the corporation.

                    The corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of this series pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of this series so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                    (vii)   Voting Rights. Subject to the provisions of any applicable law, or of the Bylaws of the corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote at each meeting of the shareholders of the corporation, each holder of record of shares of this series shall be entitled to such number of votes per share of this series as such holder would be entitled to exercise if such shares of this series had been converted (taking into account such adjustments, if any, as shall be required by subsection (vi) of this Article V) into shares of Common Stock immediately prior to the record date for the determination of shareholders entitled to vote on each matter on which the holders of record of the Common Stock of the corporation shall be entitled to vote, voting together with the holders of record of the Common Stock and any other series of Preferred Stock entitled to vote with the Common Stock, and not by classes, and each such record holder of shares of this series shall be entitled to notice of any such meeting of shareholders.

VI

Designation of Series B Preferred Stock. 320,000 shares of the Preferred Stock of the corporation shall constitute a series of Preferred Stock designated as “Series B Preferred Stock” (hereinafter in this Article VI sometimes called “this series” or “Series B Preferred”). All shares of this series shall be identical with each other in all respects.

                                         (i)    Dividends. The holders of shares of Series B Preferred shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on Common Shares (payable other than in Common Shares) or on shares of Series A Preferred Stock (the “Series A Preferred”) at the rate of $2.25 per annum on each outstanding share of Series B Preferred, whenever funds are legally available therefor, payable quarterly on March 31, June 30, September 30, and December 31 of each year. Such dividends shall accrue on each such share from the respective dates of issuance of each share and shall accrue from day to day. Such dividends whether or not declared, shall be cumulative so that if such dividends with respect to any previous quarterly period and the current quarterly period at the rate provided herein, shall not have been paid on, or declared and set apart for payment on, shares of Series B Preferred at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for payment on, such shares whenever funds are legally available therefor and before any distribution shall be paid on, or declared and set apart for payment on, Common Shares or shares of Series A Preferred. Distribution shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Shares, or the purchase or redemption of shares of the corporation (other than redemptions pursuant to subsection (ii) of this Article VI, or repurchases of Common Shares held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase).

          In the event that the corporation shall have cumulative accrued and unpaid dividends outstanding immediately prior to, and in the event of, a conversion of the Series B Preferred (as provided in subsection (vi) of this Article VI) the Corporation shall pay in cash to holder(s) of such Series B Preferred, subject to conversion, the full amount of any such dividends.

                    (ii)     Redemption. All shares of this series may be redeemed as a whole on the terms and conditions hereinafter set forth, at the option of the corporation expressed by resolution of the board of directors, at the redemption price per share of $25, plus an amount equal to all accrued and unpaid dividends thereon, at any time on or after April 1, 1989, or after April 1, 1988, should the mean between the closing bid and asked prices of the corporation’s Common Stock (as reported by the National Association of Securities Dealers Automated Quotation System, or any successor quotation system) exceed $7 per share for any period of thirty (30) consecutive calender days after April 1, 1988. At least thirty (30) days’ previous notice by mail, postage prepaid, shall be given to the holders of record of the shares of this series to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of the corporation. On or after the date fixed for redemption and stated in such notice, each holder of shares of this series called for redemption shall surrender his certificate evidencing such shares to the corporation at the place designated in such notice, and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any shares of this series so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall cease forthwith after the date fixed for redemption, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

                    (iii)    Liquidation. Upon any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of shares of this series shall be entitled to receive $25 per share, plus any accrued and unpaid dividends thereon through the date of payment, before any payment shall be made to the holders of the corporation’s Common Shares. In the event the assets of the corporation available for distribution to the holders of this series upon any liquidation, dissolution, or winding up of the corporation shall be insufficient to pay in full the amounts to which the holders of this series and the holders of the Series A Preferred shall be entitled, such assets shall be distributed on account of each such series in proportion to the total liquidation preference of each such series, and then pro rata within each such series according to the number of shares of such series owned by each holder thereof.

          The fair value of the assets or property to be distributed in such event shall be determined by the board of directors of the corporation, in good faith.

          For purposes of this subsection (iii), a liquidation, dissolution, or winding up of the corporation shall be deemed to be occasioned by, and to include, the corporation’s sale of all or substantially all of its assets or the acquisition of the corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

          As authorized by Section 402.5(c) of the General Corporation Law, Sections 502 and 503 of the General Corporation Law shall not apply with respect to distributions made by the corporation in connection with the repurchase of shares issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons.

                    (iv)    Certain Prohibitions. So long as any shares of this series are outstanding the corporation will not, without the affirmative vote or consent of the holders of at least a majority of this series at the time outstanding, voting as a separate class, (i) issue any shares of Preferred Stock ranking on a parity with this series, (ii) issue any shares of Preferred Stock ranking prior to this series, or (iii) amend, alter, or repeal any of the provisions hereof or of the Articles of Incorporation so as to adversely affect the preferences, rights, or powers of this series.

                    (v)     Definitions. For the purpose hereof:

(a)        The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shares held by the corporation or a subsidiary;

(b)        Any series or class of stock of the corporation shall be deemed to rank:

                                        (i)     prior to this series or the Preferred Stock, as the case may be, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up, in preference or priority to the holders of this series or the Preferred Stock, as the case may be;

                                       (ii)     on a parity with this series or the Preferred Stock, as the case may be, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of this series or the Preferred Stock, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such series or class and the holders of this series or the Preferred Stock; and

                                         (iii)     junior to this series or the Preferred Stock, as the case may be, if the rights of the holders of such series or class shall be subject or subordinate to the rights of the holders of this series or the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up.

                    (vi)    Conversion. The shares of this series shall be convertible, at the option of the holders thereof, at any time at the offices of the corporation, into fully paid and non-assessable shares (calculated to the nearest whole share) of Common Stock of the corporation at the rate of five (5) shares of Common Stock for each share of this series. The rate at which shares of Common Stock shall be delivered in exchange for shares of this series upon conversion thereof is hereinafter referred to as the “conversion rate” for the shares of this series.

          Before any holder of shares of this series shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such to the corporation at the office appointed as aforesaid, which certificate or certificates, if the corporation shall so request, shall be duly endorsed to the corporation or in blank, or accompanied by proper instruments of transfer to the corporation or in blank, and he shall give written notice to the corporation that the holder elects to convert such shares, and the name or names of the nominee or nominees in which he wishes the certificate or certificates for Common Stock to be issued.

          The corporation will, as soon as practicable after such surrender of certificates for shares of this series accompanied by written notice and the statement above prescribed, issue and deliver to the persons for whose account such shares of this series so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of this series to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such shares shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The corporation shall not be required to convert, and no surrender of shares of this series shall be effective for that purpose, while the stock transfer books of the corporation are closed for any purpose; but the surrender of shares of this series for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares were surrendered, and at the conversion rate in effect at the date of such surrender.

          The conversion rate for the shares of this series shall be subject to adjustment from time to time as follows:

          (a) If the corporation shall at any time pay a dividend on its outstanding shares of Common Stock in Common Stock, subdivide its outstanding shares of Common Stock, or combine the outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that each share of this series shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of this series would be entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (a) shall become effective retroactively to the record date in the case of a dividend, and shall become effective on the effective date in the case of a subdivision or combination.

          (b) In case of any capital reorganization or any reclassification of the capital stock of the corporation, or in case of the consolidation or merger of the corporation with another corporation, or in the case of any sale or conveyance of all or substantially all of the property of the corporation, each share of this series shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, or conveyance; and, in any case, appropriate adjustment (as determined by the board of directors) shall be made in the application of the provisions set forth with respect to rights and interests thereafter of the holders of the shares of this series to the end that the provisions set forth herein (including the specified changes in and other adjustments to the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the shares of this series.

          Whenever the conversion rate is adjusted as herein provided, the corporation will forthwith cause a notice, stating the adjustment and the conversion rate as adjusted and showing in detail the facts requiring such adjustment, to be mailed to the respective holders of shares of this series. Each adjustment of the conversion rate shall be rounded to the nearest four decimal places. Upon conversion, the corporation shall make no adjustment to the conversion rate on account of dividends accrued or in arrears on the shares of this series surrendered for conversion.

          The corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the shares of this series, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of this series from time to time outstanding. The corporation shall from time to time, in accordance with the General Corporation Law of the State of California, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding shares of this series.

          No fraction of a share of Common Stock shall be issued upon conversion, but in lieu thereof the corporation will pay therefor in cash based on the then current market value of any fractional interest.

          The corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of shares of this series pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of this series so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                    (vii)    Voting Rights. Unless otherwise required by the provisions of any applicable law, or by the Articles of Incorporation of the corporation as from time to time amended, each holder of record of shares of this series shall be entitled to such number of votes per share of this series as such holder would be entitled to exercise if such shares of this series had been converted (taking into account such adjustments, if any, as shall be required by subsection (vi) of this Article VI) into shares of Common Stock immediately prior to the record date for the determination of shareholders entitled to vote on each matter on which the holders of record of the Common Stock of the Company shall be entitled to vote, voting together with the holders of record of the Common Stock and any other series of Preferred Stock entitled to vote with the Common Stock, and not by classes, and each such record holder of shares of this series shall be entitled to notice of any such meeting of shareholders.

VII

This corporation elects to be governed by all of the provisions of Division 1 of the California Corporations Code as amended by act of the California Legislature, 1975-76 Regular Session, effective January 1, 1977, not otherwise applicable to this corporation under Chapter 23 thereof.”

3.     The foregoing restatement of articles of incorporation has been duly approved by the board of directors.

4.     The foregoing restatement of articles of incorporation has not been approved by the shareholders based upon Sections 910(b) and 2302 of the Corporations Code.

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed at Milpitas, California, on February 6, 1987.

John Sullivan
Vice President

John B. Goodrich,
Assistant Secretary

187TCD-1411
01/16/87

INTERDYNE COMPANY

CERTIFICATE OF DETERMINATION PURSUANT TO

SECTION 401 OF THE GENERAL CORPORATION LAW

OF THE STATE OF CALIFORNIA

Series C Preferred Stock.

          We, William M. Ballon and John B. Goodrich, being, respectively, the President and the Assistant Secretary of Interdyne Company, a corporation organized and existing under the General Corporation Law of the State of California (the “Corporation”), do hereby certify that:

          FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by the provisions of its Articles of Incorporation, the Board of Directors has duly adopted the following resolution:

                    RESOLVED: That this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation of the Corporation, hereby authorizes the issue of a series of Preferred Stock of the Corporation and hereby fixes the rights, preferences, privileges, and restrictions thereof to the extent permitted by applicable law, in addition to those set forth in the Articles of Incorporation of the Corporation, as follows:

          1.   Designation of Series. 120,000 shares of the Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as “Series C Preferred Stock” (hereinafter sometimes called “this series” or “Series C Preferred”). All shares of this series shall be identical with each other in all respects.

          2.   Dividends. The holders of shares of Series C Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on Common Shares (payable other than in Common Shares) (but subsequent to the payment of dividend preference amounts on shares of Series A Preferred Stock (the “Series A Preferred”) and Series B Preferred Stock (the “Series B Preferred”)) at the rate of $12.00 per annum on each outstanding share of Series C Preferred. Such dividends shall be noncumulative and shall be declared and paid solely in the discretion of the board of Directors; provided, however, that such dividends, whether or not declared, shall begin to cumulate on June 1, 1988 should the Corporation not by such date have increased its authorized shares of Common Stock to at least 25,000,000 shares and shall continue to cumulate thereafter until such time as said increase is effected. Cumulated dividends on the Series C Preferred shall be fully paid on, or declared and set apart for payment on, such shares before any distribution shall be paid on, or declared and set apart for payment on, Common Shares. Distribution shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Shares, or the purchase or redemption of shares of the Corporation (other than redemptions pursuant to paragraph 3 hereof or repurchases of Common Shares held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase).

          In the event that the Corporation shall have accrued or declared and unpaid dividends outstanding immediately prior to, and in the event of, a conversion of the Series C Preferred (as provided in paragraph 7 hereof), the Corporation shall pay in cash to holder(s) of such Series C Preferred subject to conversion, the full amount of any such dividends. Such payment shall be made at the earliest possible time permitted by law or by the Articles of Incorporation.

          3.   Redemption. All shares of this series may be redeemed as a whole on the terms and conditions hereinafter set forth, at the option of the Corporation expressed by resolution of the Board of Directors, at the redemption price per share of $100, plus an amount equal to all accrued and unpaid dividends thereon, at any time on or after January 1, 1991, or after January 1, 1990, should the mean between the closing bid and asked prices of the Company’s Common Stock exceed $1.40 per share for any period of thirty (30) consecutive calender days after January 1, 1990. At least thirty (30) days’ previous notice by mail, postage prepaid, shall be given to the holders of record of the shares of this series to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of the Corporation. On or after the date fixed for redemption and stated in such notice, each holder of shares of this series called for redemption shall surrender his certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any shares of this series so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall cease forthwith after the date fixed for redemption, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

          4.   Liquidation. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of this series shall be entitled to receive $100 per share plus any accrued and unpaid dividends thereon through the date of payment before any payment shall be made to the holders of the Corporation’s Common Shares. In the event the assets of the Corporation available for distribution to the holders of this series upon any liquidation, dissolution, or winding up of the Corporation (after payment of the full preferential amounts to holders of the Series A Preferred and Series B Preferred) shall be insufficient to pay in full the amounts to which the holders of this series shall be entitled, such assets shall be distributed pro rata according to the number of shares of Series C Preferred owned by each holder thereof.

          The fair value of the assets or property to be distributed in such event shall be determined by the Board of Directors of the Corporation, in good faith.

          For purposes of this paragraph 4, a liquidation, dissolution or winding up of the Corporation shall not be deemed to be occasioned by, or to include, the Corporation’s sale of all or substantially all of its assets or the acquisition of the Corporation by another entity by means of merger or consolidation.

          As authorized by Section 402.5 (c) of the General Corporation Law, Sections 502 and 503 of the General Corporation Law shall not apply with respect to distributions made by the Corporation in connection with the repurchase of shares issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

          5.   Certain Prohibitions. So long as any shares of this series are outstanding the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of this series at the time outstanding, voting as a separate class (i) issue any shares of Preferred stock ranking on a parity with this series, (ii) issue any shares of Preferred Stock ranking prior to this series, or (iii) amend, alter, or repeal any of the provisions hereof or of the Articles of Incorporation so as to adversely affect the preferences, rights, or powers of this series.

          6.   Definitions. For the purpose hereof:

                      (a)     The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary;

                     (b)     Any series or class of stock of the Corporation shall be deemed to rank:

                                     (i)     prior to this series or the Preferred stock, as the case may be, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up, in preference or priority to the holders of this series or the Preferred Stock, as the case may be;

                                     (ii)     on a parity with this series or the Preferred Stock, as the case may be, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of this series or the Preferred Stock, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such series or class and the holders of this series or the Preferred Stock; and

                                     (iii)     junior to this series or the Preferred Stock, as the case may be, if the rights of the holders of such series or class shall be subject or subordinate to the rights of the holders of this series or the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up.

          7.    Conversion.

                       (a)   Voluntary Conversion. The shares of this series shall be convertible, at the option of the holders thereof, at any time after the increase by the Corporation of its authorized Common Stock to at least 25,000,000 shares, at the offices of the Corporation, into fully paid and non-assessable shares (calculated to the nearest whole share) of Common Stock of the Corporation at the rate of one hundred (100) shares of Common Stock for each share of this series. The rate at which shares of Common Stock shall be delivered in exchange for shares of this series upon conversion thereof is hereinafter referred to as the “conversion rate” for the shares of this series,

                       (b)    Automatic Conversion. The shares of this series shall be automatically converted into fully paid and non-assessable shares (calculated to the nearest whole share) of Common Stock at the rate prescribed for voluntary conversion of such shares in paragraph 7(a) hereof (also referred to hereinafter as the “conversion rate”) upon the consummation of either (i) the Corporation’s sale of shares of its capital stock in a bona fide, firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate gross proceeds to the Corporation of at least $10,000,000, or (ii) the Corporation’s consolidation with or merger into any other corporation or corporations, a sale, conveyance, or other disposition of all or substantially all of the assets of the Corporation, or the cifectuation by the Corporation of a transaction or series of related transactions in which it issues more than 50% of the voting power of the Corporation for the purpose of combining with one or more corporations, provided that such combination, merger, disposition, or issuance is for consideration equivalent in value to at least $1.25 per share of the Corporation’s Common Stock outstanding. Either of the events described in subparagraphs (b)(i) and (b)(ii) of this paragraph 7 is hereinafter referred to as the Automatic Conversion Event. Notwithstanding any other provision of this paragraph 7(b), automatic conversion shall not occur until the Corporation has increased its authorized Common Stock to at least 25,000,000 shares.

                      (c)    Conversion Rate Adjustments. The conversion rate for the shares of this series shall be subject to adjustment from time to time as follows:

                                    (i)     If the Corporation shall at any time pay a dividend on its outstanding shares of Common Stock in Common Stock, subdivide its outstanding shares of Common Stock, or combine the outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that each share of this series shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of this series would be entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

                                    (ii)     In case of any capital reorganization or any reclassification of the capital stock of the Corporation, each share of this series shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth with respect to rights and interests thereafter of the holders of the shares of this series to the end that the provisions set forth herein (including the specified changes in and other adjustments to the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the shares of this series.

                                    (iii)     Whenever the conversion rate is adjusted as herein provided, the Corporation will forthwith cause a notice stating the adjustment and the conversion rate, as adjusted and showing in detail the facts requiring such adjustment, to be mailed to the respective holders of shares of this series. Each adjustment of the conversion rate shall be rounded to the nearest four decimal places. Upon conversion, the Corporation shall make no adjustment to the conversion rate on account of dividends accrued or in arrears on the shares of this series surrendered for conversion.

                                   (iv)     The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the shares of this series, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of this series from time to time outstanding. The Corporation shall from time to time, in accordance with the General Corporation Law of the State of California, increase the authorized amount of Common stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding shares of this series.

                      (d)   Mechanics of Conversion. Before any holder of shares of this series shall be entitled to voluntarily convert the same into Common Stock or upon automatic conversion be entitled to receive a certificate for shares of Common Stock, he shall surrender the certificate or certificates for such to the Corporation at the office appointed as aforesaid, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and, in the case of voluntary conversion, shall give written notice to the Corporation that the holder elects to convert such shares, and shall provide the name or names of the nominee or nominees, if any, in which he wishes the certificate or certificates for Common Stock to be issued.

          The Corporation will, as soon as practicable after such surrender of certificates for shares of this series accompanied, in the case of voluntary conversion, by written notice, issue and deliver to the persons for whose account such shares of this series so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of this series to be converted, in the case of voluntary conversion, and as of the date of the Automatic Conversion Event, in the case of an automatic conversion, and the person or persons entitled to receive the Common Stock issuable upon conversion of such shares shall be treated for all purposes as the record holder or holders of such Common Stock on such date. In the case of a voluntary conversion, the Corporation shall not be required to convert, and no surrender of shares of this series shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of shares of this series for voluntary conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares were surrendered, and at the conversion rate in effect at the date of such surrender.

          No fraction of a share of Common Stock shall be issued upon conversion, but in lieu thereof the Corporation will pay therefor in cash based on the then current market value of any fractional interest.

          The Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of this series pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of this series so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          8.    Voting Rights. Unless otherwise required by the provisions of any applicable law, or by the Articles of Incorporation of the Corporation as from time to time amended, each holder of record of shares of this series shall be entitled to such number of votes per share of this series as such holder would be entitled to exercise if such shares of this series had been converted, taking into account such adjustments, if any, as shall be required by paragraph 7 hereof, into shares of Common Stock immediately prior to the record date for the determination of shareholders entitled to vote on each matter on which the holders of record of the Common Stock of the Company shall be entitled to vote, voting together with the holders of record of the Common Stock and any other series of Preferred Stock entitled to vote with the Common Stock, and not by classes, and each such record holder of shares of this series shall be entitled to notice of any such meeting of shareholders.

          SECOND: None of the shares of Series C Preferred Stock have been issued.

          THIRD: The resolutions set forth herein have not been approved by holders of any shares of the Corporation’s capital stock.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

          Date: January 12, 1988

William M. Ballon, President

John B. Goodrich, Assistant Secretary

AB106XA.169
04

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
INTERDYNE COMPANY

CALVIN L. LOOP and M. ROSEMARY LYONS certify that:

          1.     They are the president and secretary, respectively, of INTERDYNE COMPANY.

          2.     Articles V and VI of the Articles of Incorporation of this corporation are deleted in their entirety and Article IV is amended in its entirety to read as follows:

“IV

          (A)     The corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, Common Stock and Preferred Stock; the total number of shares of capital stock which the corporation shall have authority to issue is 150,000,000; the total number of shares of Common Stock shall be 100,000,000, no par value; the total number of shares of Preferred Stock shall be 50,000,000, no par value. The corporation shall not issue any non-voting equity securities.

          (B)     Shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of the corporation is hereby authorized to determine or alter the rights, preferences, privileges, and restrictions of any wholly unissued series of any class of shares of Preferred Stock to the extent permitted by applicable law, to fix the number of shares and designations constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).”

          3.     The foregoing amendment to Articles of Incorporation is made pursuant to an Order of the United States Bankruptcy Court, Central District of California, entered on May 17, 1990, in the Chapter 11 case entitled In Re Interdyne Company. The court had jurisdiction in the matter pursuant to Chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§101 et seq.). This certificate is made, executed and filed pursuant to California Corporations Code Sections 1400 through 1403.

          The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

          Executed at Pasadena, California on August 14, 1990.

Calvin L. Loop, President

M. Rosemary Lyons, Secretary

G36: Interdy.amd